                       Securities and Exchange Commission
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934




       Date of Report (Date of earliest event reported): January 21, 2003


                        PENN TREATY AMERICAN CORPORATION
              ------------------ ---------------------------------
             (Exact name of registrant as specified in its charter)



PENNSYLVANIA                           0-15972                  23-1664166
-----------------------------     -------------------    -----------------------
(State or other jurisdiction         (Commission             (IRS Employer
of incorporation)                    File Number)           Identification No.)


                               3440 Lehigh Street
                          ALLENTOWN, PENNSYLVANIA 18103
               ------------------ ------------------------------
               (Address of principal executive offices) (Zip Code)

                                 (610) 965-2222
                ------------------ -----------------------------
              (Registrant's telephone number, including area code)


                                 NOT APPLICABLE
                  --------------------------- ---------------
          (Former name or former address, if changed since last report)


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Item 5.           OTHER EVENTS.

A class action complaint was filed on January 10, 2003 in the Fifth Judicial Circuit of the State of Florida in and for Marion County, Civil Division against Penn Treaty American Corporation and its subsidiary, Penn Treaty Network America Insurance Company. The suit was filed by Elsie M. Forest, Thomas H. Wiess and Angela H. Wiess, on behalf of Florida residents who purchased long-term care insurance policies from Penn Treaty beginning January 1, 1997, regarding premium increases associated with certain Long-Term Care policies. Although the Company has not yet been served, it has obtained a copy of the complaint, which is attached as an exhibit hereto. The Complaint alleges breach of fiduciary duty, breach of implied duty of good faith and fair dealing in an insurance contract, negligent misrepresentation and fraudulent misrepresentation. Plaintiffs are seeking reformation of their insurance contracts, the ability to seek alternative forms of long term care insurance at any affordable rate due to increased age, and monetary damages of less than $75,000 per plaintiff with an alleged class size exceeding 30,000 individuals. Based upon the Company's review of the complaint, it believes that the complaint contains numerous untrue and misleading statements and that the allegations are baseless and without merit.

Item 7.           FINANCIAL STATEMENTS AND EXHIBITS.


         (c)      EXHIBITS.

         99.1 Class Action Complaint filed by Elsie M. Forest, Thomas H. Wiess and Angela H. Wiess, on behalf of themselves and all others similarly situated, in the Fifth Judicial Circuit of the State of Florida in and for Marion County against Penn Treaty American Corporation and Penn Treaty Network America Insurance Company.


                                       2

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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        PENN TREATY AMERICAN CORPORATION


January 23, 2003                        By:  /s/ CAMERON B. WAITE
                                            -----------------------------------
                                                 Cameron B. Waite
                                                 Chief Financial Officer